Exhibit q

POWER OF ATTORNEY

                    I, the undersigned, hereby constitute and appoint Alex Bogeonko, Timothy J. Clemens, and Victor J. Simon, each of them singly, my true and lawful attorney with full power to them and each of them to sign for me and in my name, in my capacity as Director, any and all amendments, including post-effective amendments, to the Registration Statement on Form N-1A of ARTIO SELECT OPPORTUNITIES FUND INC., and to file the same with all exhibits thereto, and other documents in connection therewith, such filing to be made with the Securities and Exchange Commission, granting unto said attorney, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney may lawfully do or cause to be done by virtue hereof.

                    WITNESS my hand on the 13th day of December 2012.

Signature	Title

/s/ Antoine Bernheim	Director

Antoine Bernheim

/s/ Thomas Gibbons	Director

Thomas Gibbons

/s/ Cynthia Hostetler	Director

Cynthia Hostetler

/s/ Robert S. Matthews	Director

Robert S. Matthews

/s/ Peter Wolfram	Director

Peter Wolfram

/s/ Anthony Williams	Director

Anthony Williams